EXHIBIT 4


                                AMENDMENT NO. 2


                                      TO


                               RIGHTS AGREEMENT


       THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "Amendment") by and between The Bombay Company, Inc., a Delaware corporation (the "Company"), and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent"), is made and entered into this 26th day of May, 2005, to be effective as of June 1, 2005.

       WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of June 1, 1995 (as amended pursuant to that certain Amendment to Rights Agreement dated as of February 22, 2002, the "Rights Agreement"), specifying the terms of the Rights (capitalized terms used in this Amendment and not defined herein shall have the meaning assigned to those terms in the Rights Agreement);

       WHEREAS, the Company and the Rights Agent now desire to amend the Rights Agreement in accordance with Section 27 thereof;

       NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

       1.    AMENDMENT TO SECTION 1.

             Subsection (a) of Section 1 of the Rights Agreement is hereby amended (i) by replacing the term, "15%", in each place where such term appears, with the term, "20%" and (ii) by inserting the following parenthetical phrase between the words, "practicable" and "divested":

             "(as determined, in good faith, by the Board of Directors of the Company)".

       2.    AMENDMENT TO SECTION 2.

             Section 2 of the Rights Agreement is hereby amended by deleting the period at the end of the last sentence of Section 2 and adding the following to the end of Section 2:

             ", upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent."

       3.    AMENDMENT TO SECTION 3.

             Subsection (a) of Section 3 of the Rights Agreement is hereby amended by replacing the term, "15%", with the term, "20%".

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       4.    AMENDMENT TO SECTION 7.

             a. Subsection (a) of Section 7 of the Rights Agreement is hereby amended by replacing the term, "June 1, 2005", with the term, "June 1, 2015".

             b. Subsection (b) of Section 7 of the Rights Agreement is hereby amended by replacing the term, "$50.00", with the term, "$35.00".

       5.    AMENDMENTS TO SECTIONS 14 AND 17.

             Subsections (b) and  (c) of Section 14 of the Rights Agreement and
Section 17 of the Rights Agreement are hereby amended (i) by inserting the term "or exchange," after the term, "exercise", in each place where such term appears, and (ii) by inserting the term, "or exchanged", after the term, "exercised", in each place where such term appears.

       6.    AMENDMENT TO SECTION 21.

             Section 21 of the Rights Agreement is hereby amended by inserting the following sentence after the first sentence thereof:

             "In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company."

       7.    AMENDMENT TO SECTION 30.

             Section 30 of the Rights Agreement is hereby amended (i) by redesignating the existing text of Section 27 as subsection (a) of Section 27 and (ii) by adding the following subsections (b) and (c) to Section 27:

                    "(b)  It is understood  that  the TIDE Committee (as
             described below) of the Board of Directors shall review and evaluate this Agreement in order to consider whether the maintenance of this Agreement continues to be in the best interests of the Company, its stockholders and other relevant constituencies of the Company at least once every three years, or sooner than that if (i) any Person shall have made a proposal to the Company or its stockholders, or taken any other action that, if effective, could cause such Person to become an Acquiring Person hereunder, and (ii) if a majority of the members of the TIDE Committee shall deem such review and evaluation appropriate after giving due regard to all relevant circumstances. Following each such review, the TIDE Committee shall communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed. The TIDE Committee shall be comprised of members of the Board of Directors who are not officers, employees

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             or  Affiliates  of  the Company and shall be the Governance and Nominations Committee of the Board of Directors (or any successor committee) as long as the members of such committee meet such requirements.

                    (c) The TIDE Committee and the Board of Directors, when considering whether this Agreement should be modified or the Rights should be redeemed, shall have the power to set their own agenda and to retain at the expense of the Company their choice of legal counsel, investment bankers and other advisors. The TIDE Committee and the Board of Directors, when considering whether this Agreement should be modified or the Rights should be redeemed, shall have the authority to review all information of the Company and to consider any and all factors they deem relevant to an evaluation of whether this Agreement should be modified or the Rights should be redeemed."

       8.    ADDITION OF NEW SECTION 35.

             The Rights Agreement is hereby amended by adding a new Section 35, reading in its entirety as follows:

                    "Section   35.    Force   Majeure.   Notwithstanding
             anything to the contrary contained herein, Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest."

       9.    AMENDMENTS TO EXHIBIT B.

             a. Exhibit B to the Rights Agreement is hereby amended by replacing the term, "June 1, 2005", in each place where such term appears, with the term, "June 1, 2015."

             b. Exhibit B to the Rights Agreement is hereby amended by replacing the term, "$50.00", with the term, "$35.00".

             c. Exhibit B to the Rights Agreement is hereby amended by replacing the term, "The First National Bank of Boston", in each place where such term appears, with the term, "EquiServe Trust Company, N.A."

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       10.   AMENDMENTS TO EXHIBIT C.

             a. Exhibit C to the Rights Agreement is hereby amended by replacing the term, "June 1, 2005", in each place where such term appears, with the term, "June 1, 2015."

             b. Exhibit C to the Rights Agreement is hereby amended by replacing the term, "$50.00", with the term, "$35.00".

       11.   NO OTHER AMENDMENTS.

             Except as expressly amended hereby, the terms of the Rights Agreement will remain in full force and effect in all respects.

       12.   GOVERNING LAW.

             This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

       13.   COUNTERPARTS.

             This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.






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       IN WITNESS WHEREOF the  parties  hereto have caused this Amendment to be duly executed on the date first set forth above.

                                        THE BOMBAY COMPANY, INC.


                                        By: /S/ MICHAEL J. VEITENHEIMER
                                        Name:   Michael J. Veitenheimer
                                        Title:  Vice President, Secretary and
                                                   General Counsel



                                        EQUISERVE TRUST COMPANY, N.A.

                                        By: /S/ CAROL MULVEY-EORI
                                        Name:   Carol Mulvey-Eori
                                        Title:  Managing Director



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